Exhibit 99.1

NEWS RELEASE

For Immediate Release

August 2, 2012

MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Sales, Gross Profit and EPS All Up vs. Q211; Company Sees Increasing Top Line Growth

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $40.9 million for its second quarter ended June 30, 2012, up six percent over the $38.5 million recorded in the same period in 2011.

Second quarter ultracapacitor revenue was $24.2 million, up 10 percent sequentially from the $22.0 million recorded in Q112, but slightly lower than the $24.4 million recorded in Q211. Sales of high voltage capacitor and microelectronics products totaled $16.7 million in Q212, up 19 percent from the $14.0 million recorded in Q211.

“Slowing demand in Europe has impacted ultracapacitor revenue growth through the first half of the year, and the outlook there remains uncertain,” said David Schramm, Maxwell’s president and chief executive officer. “On the plus side, careful expense controls, strong demand for ultracapacitor products for hybrid electric transit buses and wind turbine blade pitch systems in China and steady performance by our high voltage and microelectronics groups have enabled us to continue growing and improving bottom line performance in a difficult economic environment.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the second quarter 2012 was $3.4 million, compared with an operating loss of $1.6 million in Q211. GAAP net income for Q212 was $2.7 million, or $0.09 per diluted share, compared with a net loss of $1.2 million, or $0.04 per diluted share, in Q211.

On a non-GAAP basis, the Company reported operating income of $4.3 million in Q212 compared with operating income of $1.9 million in Q211. Non-GAAP net income for Q212 was $3.5 million, or $0.12 per diluted share, compared with $1.7 million, or $0.06 per diluted share in Q211. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 42 percent in Q212, compared with 40 percent in Q211 and 41 percent in Q112. GAAP operating expenses totaled $13.5 million, or 33 percent of revenue, in Q212 compared with $17.1 million, or 44 percent of revenue in Q211. Non-GAAP operating expenses totaled $12.9 million, or 32 percent of revenue, in Q212 compared with $13.7 million, or 36 percent of revenue, in Q211. Cash and cash equivalents totaled $22.3 million as of June 30, 2012, compared with $30.6 million as of March 31, 2012. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are available in the company’s Quarterly Report on Form 10-Q, which was filed today with the Securities & Exchange Commission.

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Outlook: “Based on current order flow and customer forecasts in our core ultracapacitor market segments, we expect sequential top line growth of seven to 10 percent in the third quarter,” Schramm said. “That should keep us on track to achieve growth in the range of 15 to as much as 20 percent for the full year and support ongoing improvement in operating performance.”

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expenses in prior periods for legal settlements; and,

•	gains or losses on embedded derivative and warrants in prior periods.

In addition, the Company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and net income (loss) per share.

Management will conduct a conference call and simultaneous webcast to discuss second quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company’s web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology. Our high-voltage capacitor products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon or superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice.

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•

dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	dependence upon the sale of products into China and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-sec. All information in this release is as of August 2, 2012. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

Media & Investor Contact: Michael Sund +1 (858) 503-3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue	$40,856	$38,463	$80,086	$73,722
Cost of revenue	23,876	22,987	46,969	44,362

Gross profit	16,980	15,476	33,117	29,360
Operating expenses:
Selling, general and administrative	8,187	11,747	17,422	19,681
Research and development	5,294	5,297	10,890	11,269
Amortization of intangibles	51	51	102	102

Total operating expenses	13,532	17,095	28,414	31,052

Income (loss) from operations	3,448	(1,619)	4,703	(1,692)
Interest expense, net	(56)	(25)	(82)	(61)
Amortization of debt discount and prepaid debt costs	(15)	—	(26)	(55)
Gain on embedded derivatives	—	—	—	1,086

Income before income taxes	3,377	(1,644)	4,595	(722)
Income tax provision	719	(427)	1,433	299

Net income (loss)	$2,658	$(1,217)	$3,162	$(1,021)

Net income (loss) per common share:
Basic	$0.09	$(0.04)	$0.11	$(0.04)
Diluted	$0.09	$(0.04)	$0.11	$(0.04)
Weighted average common shares outstanding:
Basic	28,672	27,669	28,397	27,478
Diluted	28,780	27,669	28,680	27,478

MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,310	$29,289
Trade and other accounts receivable, net	48,514	36,131
Inventories	30,217	27,232
Prepaid expenses and other current assets	3,299	3,125

Total current assets	104,340	95,777
Property and equipment, net	33,275	28,541
Intangible assets, net	854	1,111
Goodwill	24,621	24,887
Pension asset	6,685	6,359
Other non-current assets	94	261

Total assets	$169,869	$156,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,301	$37,145
Accrued warranty	265	258
Accrued employee compensation	5,721	6,243
Short-term borrowings and current portion of long-term debt	6,870	5,431
Deferred tax liability	499	499

Total current liabilities	45,656	49,576
Deferred tax liability, long-term	952	933
Long-term debt, excluding current portion	3,389	68
Other long-term liabilities	750	3,028

Total liabilities	50,747	53,605

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,136 and 28,174 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	2,911	2,815
Additional paid-in capital	266,225	252,907
Accumulated deficit	(159,860)	(163,021)
Accumulated other comprehensive income	9,846	10,630

Total stockholders’ equity	119,122	103,331

Total liabilities and stockholders’ equity	$169,869	$156,936

MAXWELL TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Gross Profit Reconciliation:
GAAP gross profit		$16,980	$16,137	$15,476	$33,117	$29,360
Stock-based compensation expense included in cost of sales	A	238	142	84	380	203
Amortization of intangible assets included in cost of sales	B	69	83	90	152	173

Non-GAAP gross profit		$17,287	$16,362	$15,650	$33,649	$29,736

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$13,532	$14,882	$17,095	$28,414	$31,052
Stock-based compensation expense	A	(532)	(1,144)	(705)	(1,676)	(1,503)
Amortization of intangible assets	B	(51)	(51)	(51)	(102)	(102)
Accrual for anticipated legal settlement	C	—	—	(2,600)	—	(2,600)

Non-GAAP total operating expenses		$12,949	$13,687	$13,739	$26,636	$26,847

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$3,448	$1,255	$(1,619)	$4,703	$(1,692)
Stock-based compensation expense	A	770	1,286	789	2,056	1,706
Amortization of intangible assets	B	120	134	141	254	275
Accrual for anticipated legal settlement	C	—	—	2,600	—	2,600

Non-GAAP income from operations		$4,338	$2,675	$1,911	$7,013	$2,889

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$2,658	$504	$(1,217)	$3,162	$(1,021)
Stock-based compensation expense	A	770	1,286	789	2,056	1,706
Amortization of intangible assets	B	120	134	141	254	275
Accrual for anticipated legal settlement	C	—	—	2,035	—	2,035
Gain on embedded derivative	D	—	—	—	—	(1,086)

Non-GAAP net income		$3,548	$1,924	$1,748	$5,472	$1,909

Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.09	$0.02	$(0.04)	$0.11	$(0.04)
Stock-based compensation expense	A	0.03	0.05	0.03	0.07	0.07
Amortization of intangible assets	B	—	—	—	0.01	0.01
Accrual for anticipated legal settlement, net of tax	C	—	—	0.07	—	0.07
Gain on embedded derivative	D	—	—	—	—	(0.04)

Non-GAAP diluted net income per share		$0.12	$0.07	$0.06	$0.19	$0.07

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cost of revenue	$238	$142	$84	$380	$203
Selling, general and administrative	411	962	597	1,373	1,243
Research and development	121	182	108	303	260

Total stock-based compensation expense	$770	$1,286	$789	$2,056	$1,706

(B)	Amortization of intangible assets associated with acquisitions.
(C)	Accrual for anticipated settlement of product defect matter of $2.6 million, or $2.0 million net of the related tax impact.
(D)	Gain on embedded derivatives associated with the Company’s convertible debt. As the convertible debentures were retired in February 2011, the company no longer records gains or losses related to the conversion features.